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                                                                  EXHIBIT 11.1

            CHANCELLOR BROADCASTING COMPANY AND SUBSIDIARIES

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                                                      THREE MONTHS ENDED MARCH 31,
                                                      ----------------------------
                                                          1995           1996
                                                       -----------   ------------
Computation for statements of operations:
  Net loss before extraordinary loss                   $(3,483,369)  $ (7,585,314)
  Loss on repurchase of preferred stock of subsidiary           --    (16,570,065)
                                                       -----------   ------------
        Loss before extraordinary loss applicable to
         common stock                                   (3,483,369)   (24,155,379)
  Extraordinary loss                                            --     (4,645,921)
                                                       -----------   ------------
        Net loss applicable to common stock            $(3,483,369)  $(28,801,300)
                                                       -----------   ------------
                                                       -----------   ------------
Computation for weighted average common shares
 outstanding:
  Weighted average common shares outstanding             8,850,033     13,191,626
  Incremental common shares applicable to common
   stock options based on the estimated fair value
   of the stock                                             16,557        199,935
  Common stock options excluded based on
   anti-dilutive effect                                    (16,557)      (199,935)
                                                       -----------   ------------
  Weighted average common shares                         8,850,033     13,191,626
                                                       -----------   ------------
                                                       -----------   ------------

Loss per common share:
  Primary and fully diluted
    Loss before extraordinary loss                     $     (0.39)  $      (1.83)
    Extraordinary loss                                          --          (0.35)
                                                       -----------   ------------
      Net loss                                         $     (0.39)  $      (2.18)
                                                       -----------   ------------
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